Exhibit (c)-(2)

Confidential

Presentation to the Board of Directors Regarding

Project MELODY

Presentation

January, 2012

William Blair & Company®

Confidential

Important Information

Important Information

Confidential Material Presented to the Special Committee of the Board of Directors of MELODY

The following pages contain material that was prepared by William Blair & Company, L.L.C. (“William Blair”) and provided to the Special Committee of the Board of Directors of MELODY (the “Company”) in connection with their consideration of a potential business combination between the Company and an affiliate to Mr. Yingjie Gao and certain members of the management. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors and not with a view toward public disclosure. The information utilized in preparing this presentation was obtained from the Company and other public sources. Any estimates and projections for the Company contained herein have been prepared by or approved by senior management, or based upon such estimates and projections, and involve numerous and significant subjective determinations, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, which is familiar with the business and affairs of the Company, neither the Company nor William Blair nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee of the Board of Directors of the Company. Neither the Company nor William Blair undertakes any obligation to update or otherwise revise the accompanying materials. This presentation does not constitute an opinion and William Blair’s only opinion is the written opinion that is to be rendered to the Special Committee of the Board of Directors of the Company.

William Blair & Company®

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Confidential

Table of Contents

Table of Contents

I. Executive Summary

II. MELODY Situation Overview

III. Valuation Analysis

A. Summary of Transaction

B. Selected Public Companies Analysis

C. Selected M&A Transactions Analysis

D. Discounted Cash Flow Analysis

E. Premiums Paid Analysis

Appendix

A. Supporting Financial Schedules

William Blair & Company®

Confidential

Executive Summary

William Blair & Company®

Confidential

Scope of Review and Analysis

Executive Summary

William Blair’s role is to render its opinion to the Special Committee of the Board of Directors of MELODY (the “Company” or “MELODY”) with respect to the fairness, from a financial point of view, to the holders (other than Mr. Yingjie Gao, certain members of the management and their affiliates) of the outstanding common stock of the Company of the merger consideration to be received pursuant to the Merger Agreement.

In connection with our review of the proposed merger (the “Merger”) and the preparation of our opinion, we have examined:

A draft of the Merger Agreement sent to us on January 10, 2012;

A letter of representation as to certain factual matters and the completeness and accuracy of the information provided by senior officers of the Company in connection with this opinion;

Certain audited historical financial statements of the Company for the fiscal years ended December 31, 2008 through December 31, 2010;

The unaudited financial statements of the Company for the nine months periods ended September 30, 2010 and September 30, 2011;

Certain internal business, operating and financial information and forecasts for the fiscal years ended December 31, 2011 through December 31, 2016 (the “Forecasts”), prepared by the senior management of the Company;

Financial terms of certain other transactions we deemed relevant and whose information is publicly available;

The financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant;

Current and historical market prices and trading volumes of the Company common stock; and

Certain other publicly available information relating to the Company.

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Key Assumptions Underlying Our Review and Analysis

Executive Summary

We have held discussions with members of the senior management of the Company to discuss certain of the foregoing.

We have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

We have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including, without limitation, the Forecasts, and we do not assume any responsibility or liability therefore.

We relied on the information furnished by the Company (and information available from public sources and other sources deemed reliable by Blair) without assuming any duty of independent verification thereof.

We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company before or after giving effect to the Merger, nor have any such valuation or appraisals been provided to us.

We express no opinion with respect to the Forecasts or the estimates and judgments on which they are based.

We express no opinion as to any terms or other aspects of the Merger, including, without limitation, the form or structure of the Merger, or accounting consequences thereof.

We did not consider and express no opinion as to the amount or nature of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the compensation to any other party.

We were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

William Blair & Company®

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Executive Summary

Key Assumptions Underlying Our Review and Analysis (Cont’d)

Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date hereof. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion.

We have relied on the fact that each of the Company and the Committee has its own counsel, accountants and similar expert advisors for legal, accounting, tax and other similar advice and we have assumed that all such advice was correct and we express no opinion as to any of such advice.

We have also assumed that the executed Merger Agreement will conform in all material respects to the last draft reviewed by us.

In the ordinary course of our business, we may from time to time trade the securities of the Company for our own account and for the accounts of customers, and accordingly may at any time hold a long or short position in such securities.

We are expressing no opinion herein as to the price at which the Company will trade at any future time or as to the effect of the announcement of the Merger on the trading price of the Company.

We do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger.

In connection with our engagement, we were not requested to approach, and did not hold discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

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Executive Summary

Summary of Valuation Analysis

Blair performed several analyses to assist in the development of its opinion

Selected Public Companies Analysis

Trading multiple analysis based on companies that William Blair considered relevant

Selected Transaction Analysis

Transaction multiple analysis based on transactions that William Blair considered relevant

Discounted Cash Flow Analysis

Utilized MELODY’s forecasts to derive free cash flows for the Company for 2011E – 2016E. Employed a 11.0% –

15.0% range of discount rates to determine the present values of such cash flows. Estimated a terminal value by utilizing 2016E EBITDA exit multiples of 5.0x – 7.0x

M&A Premiums Paid Analysis

Reviewed the premiums derived by comparing the per share equity consideration offered to the trailing one day, one week, one month and 90 days trading prices for 736 public targets with 100% of target equity acquired for all cash and from $25M to $250M in deal size since January 1, 2006

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Executive Summary

Transaction Valuation Summary

MELODY Transaction Value

($ in millions except per share amounts)

Prospoed Per Share Offer Price	**$**	**3.15** [(1)]
Basic Share Count		22.5
Diluted Shares		0.7 [(2)]
Fully Diluted Share Count		23.2
Equity Value	**$**	**72.9**
Estimated values at September 30, 2011		
Debt		203.5
Cash		29.6
Enterprise Value	**$**	**246.8**

Summary of Valuation

($ in millions except per share amounts)

Current Share Price [(5)]	$	2.56
Proposed Per Share Offer Price	$	3.15
Premium to Current Share Price		*23.0%*
Enterprise Value	$	246.8
Enterprise Value / LTM Revenue [(3)]		*0.89x*
Enterprise Value / 2011E Revenue [(4)]		*0.86x*
Enterprise Value / 2012E Revenue [(4)]		*0.81x*
Enterprise Value / LTM EBITDA [(3)]		*7.9x*
Enterprise Value / 2011E EBITDA [(4)]		*7.8x*
Enterprise Value / 2012E EBITDA [(4)]		*7.4x*
Enterprise Value / LTM OCF [(3)]		*16.3x*
Enterprise Value / 2011E OCF [(4)]		*NM*
Enterprise Value / 2012E OCF [(4)]		*NM*
Proposed Per Share Offer Price	$	3.15
LTM P/E [(3)]		*4.8x*
2011E P/E [(4)]		*5.1x*
2012E P/E [(4)]		*5.8x*

Note: OCF is calculated as EBITDA less CapEx
(1) Merger consideration per share
(2) Calculated by using treasury method based on 'in the money' options in 20-F fillings for the year ended of December 31, 2010
(3) MELODY LTM results as of September 30, 2011
(4) Based on MELODY management projections
(5) As of January 8, 2012

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Confidential

MELODY Situation Overview

William Blair & Company®

Confidential

MELODY Situation Overview

MELODY Stock Price Performance – LTM

Trading Performance

Price

$4.00

$3.00

$2.00

$1.00

$0.00

Mar 16 – Q4’ 10 and FY2010 results released

May 12 – Q1’ 11 results released

Aug 8 - Wins bids of WLAN equipment from China Unicom

Volume (thousands)

Nov 14 – Receipt of “Going Private” proposal at 3.10 per ADS

Aug10 – Q2 ’11 results released

Sep 19 – Announced repurchase program

Nov 8 – Q3 ’11 results released

MELODY Current Offer - $3.15 per share

600

450

300

150

0

Jan-11

Feb-11

Mar-11

Apr-11

May-11

Jun-11

Jul-11

Aug-11

Sep-11

Oct-11

Nov-11

Dec-11

Trading Statistics

Stock Price

Latest (1/8/2012) $2.56

LTM High (3/22/2011) $3.50

LTM Low (10/3/2011) $1.65

LTM VWAP $2.74

Market Value and Volume

Equity Value ($ in MM) $57.7

Enterprise Value ($ in MM) $229.1

12m Average Vol. 39,052

12m Average $ Vol. $107,188

Source: Capital IQ Research Systems and Bloomberg as of January 8, 2012

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MELODY Situation Overview

MELODY Trading Information – Last Twelve Months

Stock Price Performance and Volume

Price $4.00

$3.00

$2.00

$1.00

$0.00

Jan-11 Feb-11 Mar-11 Apr-11 May-11 Jun-11 Jul-11 Aug-11 Sep-11 Oct-11 Nov-11 Dec-11

Volume (thousands)

600

MELODY Current Offer - $3.15 per share

450

300

150

0

Indexed Stock Price Performance

120

100

80

60

40

Jan-11

Apr-11

Jul-11

Oct-11

S&P 500 (+0.6%)

MELODY (-17.9%)

60%

45%

30%

15%

0%

Jan-12

Historical Trading Histogram

7%

28%

29%

18%

18%

9.841 million total shares traded

Average Daily Volume: 39.052 thousand shares

Volume Weighted Average Stock Price: $2.74

MELODY Current Offer - $3.15 per share

$1.55 -$1.95

$1.95 -$2.35

$2.35 -$2.75

$2.75 -$3.15

$3.15 -$3.55

Source: Capital IQ Research Systems as of January 8, 2012

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MELODY Situation Overview

MELODY Trading Information – Last Three Years

Stock Price Performance and Volume

Price $6.00

$4. 50

$3.00

$1.50

$0.00

Jan-09 Apr-09 Jul-09 Oct-09 Jan-10 Apr-10 Jul-10 Oct-10 Jan-11 Apr-11 Jul-11 Oct-11

Volume (thousands)

6,000

5,000

4,000

MELODY Current Offer - $3.15 per share

3,000

2,000

1,000

0

Indexed Stock Price Performance

440

330

220

110

0

Jan-09

Jan-10

Jan-11

S&P 500 (+43.5%)

MELODY (+71.8%)

60%

Historical Trading Histogram

45%

30%

15%

0%

Jan-12

2%

25%

40%

24%

8%

1%

MELODY Current Offer -$3.15 per share

77.692 million total shares traded

Average Daily Volume: 102.767 thousand shares

Volume Weighted Average Stock Price: $3.60

$0.00 - $1.05

$1.05 - $2.10

$2.10 - $3.15

$3.15 - $4.20

$4.20 - $5.25

$5.25 - $6.30

Source: Capital IQ Research Systems as of January 8, 2012

William Blair & Company®

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MELODY Situation Overview

Ownership Summary

	Current			Fully-Diluted Ownership	
Insiders	**Shares**	**Options**	**% of Total**	**Shares**	**% of Total**
Gao Yinjie	5,967,553	-	26.5%	5,967,553	26.5%
Zhuang, Kunjie (Former Director)	2,244,420	-	10.0%	2,244,420	10.0%
Heng Xing Yue Investments Ltd.	1,360,262	-	6.0%	1,360,262	6.0%
Yu Rong	1,026,680	-	4.6%	1,026,680	4.6%
Huang Yin	1,021,720	-	4.5%	1,021,720	4.5%
Total Insiders	11,620,635	-	51.6%	11,620,635	51.6%
Institutional Investors					
Wells Capital Management Incorporated	4,230,288	-	18.8%	4,230,288	18.8%
First Allied Securities Inc., Asset Management Arm	16,150	-	0.1%	16,150	0.1%
Renaissance Technologies Corp.	10,200	-	0.0%	10,200	0.0%
PHARUS Management SA	10,000	-	0.0%	10,000	0.0%
UBS Global Asset Management	2,218	-	0.0%	2,218	0.0%
Barclays PLC, Private Banking & Investment Banking	1,059	-	0.0%	1,059	0.0%
O'Shaughnessy Asset Management, LLC	365	-	0.0%	365	0.0%
Deutsche Bank, Private Banking and Investment Banki	200	-	0.0%	200	0.0%
Columbia Management Investment Advisers, LLC	10	-	0.0%	10	0.0%
Other Institutions	-	-	0.0%	-	0.0%
Total Institutional Investors	4,270,490	-	19.0%	4,270,490	19.0%
Short Interest Shares	(107,346)	-	(0.5%)	(107,346)	(0.5%)
Retail Investors[(1)]	6,746,011	-	29.9%	6,746,011	29.9%
Total Shares Outstanding	22,529,790	-	100.0%	22,529,790	100.0%

Ownership Overview


Retail Investors 29.9%
Insider Investors 51.6%
Institutional Investors 19.0%

Source: Factset and Capital IQ Research Systems as of January 6, 2012
(1) Implied Retail Investor ownership and includes holders of less than 5% that may not file ownership.

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MELODY Situation Overview

MELODY Financial Overview and Projections

FY Ending December 31, 2008A 2009A 2010A LTM(1) 2011E 2012E 2013E 2014E 2015E ($ in millions) 2016E

Revenue $ 144.3 $ 234.8 $ 260.8 $ 276.5 $ 287.0 $ 304.2 $ 322.5 $ 341.8 $ 362.3 $ 384.1

Cost of Revenue 110.1 179.3 191.7 200.8 210.5 223.8 238.8 254.8 271.9 290.2

Gross Profit 34.2 55.5 69.1 75.7 76.5 80.5 83.7 87.0 90.4 93.9

Operating Expenses: 53.3 46.7 45.5 50.0 50.6 53.3 53.7 54.8 57.2 60.2

EBIT (19.1) 8.8 23.6 25.8 26.0 27.2 30.0 32.2 33.2 33.7

Depreciation and Amortization 5.2 5.0 5.3 5.3 5.7 6.1 6.5 6.9 7.3 7.8

EBITDA (13.8) 13.8 28.9 31.1 31.7 33.3 36.5 39.1 40.5 41.5

Non-Operating Expenses / (Income) (1.4) (0.9) (0.2) 0.3 0.3 - - - - -

Interest Expense, net 3.5 2.3 4.6 6.4 7.0 10.9 14.9 18.2 19.8 19.8

Pretax income (21.1) 7.4 19.2 19.0 18.6 16.3 15.1 14.0 13.4 14.0

Income Tax Expense 0.5 2.6 4.5 3.9 4.4 3.8 3.5 3.3 3.1 3.3

Net income (21.6) 4.8 14.7 15.1 14.3 12.5 11.6 10.7 10.3 10.7

EBITDA $ (13.8) $ 13.8 $ 28.9 $ 31.1 $ 31.7 $ 33.3 $ 36.5 $ 39.1 $ 40.5 $ 41.5

CapEx 14.7 9.5 15.9 15.9 39.2 39.2 31.4 15.7 11.0 6.3

OCF (2) (28.5) 4.4 13.0 15.2 (7.5) (5.9) 5.1 23.4 29.5 35.2

EBIT $ 26.0 $ 27.2 $ 30.0 $ 32.2 $ 33.2 $ 33.7

EBIT After Tax 19.5 20.4 22.5 24.1 24.9 25.3

Plus: Depreciation & Amortization 5.7 6.1 6.5 6.9 7.3 7.8

Less: Capital Expenditures 39.2 39.2 31.4 15.7 11.0 6.3

Less: Incr. (Decr.) in Net Working Capital 11.4 36.2 35.4 35.6 33.4 31.8

Free Cash Flow (FCF) (25.4) (49.0) (37.7) (20.2) (12.2) (5.0)

Growth Analysis

Revenue 62.7% 11.0% 6.0% 10.1% 6.0% 6.0% 6.0% 6.0% 6.0%

Gross Profit 62.4% 24.4% 9.7% 10.9% 5.1% 4.0% 4.0% 3.9% 3.9%

EBIT 146.4% 166.6% 9.2% 10.1% 4.8% 10.3% 7.3% 3.1% 1.6%

EBITDA 199.9% 109.0% 7.5% 9.6% 5.1% 9.6% 7.1% 3.7% 2.4%

Net Income 122.2% 207.7% 2.3% (3.1%) (12.5%) (7.1%) (7.6%) (4.1%) 3.9%

Margin Analysis

Gross Profit 23.6% 26.5% 27.4% 26.7% 26.4% 25.9% 25.4% 24.9% 24.4%

EBIT 3.8% 9.0% 9.3% 9.0% 8.9% 9.3% 9.4% 9.2% 8.8%

EBITDA 5.9% 11.1% 11.2% 11.0% 10.9% 11.3% 11.4% 11.2% 10.8%

Net Income 2.0% 5.6% 5.4% 5.0% 4.1% 3.6% 3.1% 2.8% 2.8%

Working Capital Analysis

Account Receivable Outstanding Days 337 364 384 402 415 425

Inventory Turnover Ratio 2.01 1.91 1.85 1.80 1.75 1.71

Account Payable Outstanding Days 176 210 216 222 228 234

Note: Estimated average account receivable outstanding days is 388, average inventory turnover ratio is 1.84 and average account payable outstanding days is 214

Source: Company filings and MELODY management projections

(1) MELODY LTM results as of September 30, 2011

(2) Calculated as EBITDA less CapEx

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MELODY Situation Overview

MELODY Balance Sheet

($ in thousands)

As of September 30, 2011

Current Assets Current Liabilities

Cash and cash equivalents $ 29,591 Short-term bank loan $ 165,659

Restricted cash 25,930 Current portion of long term bank loan 3,136

Accounts receivable, net 226,651 Other current liabilities 198,408

Inventories 154,616

Other current assets 27,791

Total Current Assets $ 464,579 Total Current Liabilities $ 367,203

Long- term accounts receivable 66,850 Long-term bank loan 34,682

Other non-current assets 114,375 Other non-current liabilities 711

Total Non-Current Assets $ 181,225 Total Non-Current Liabilities $ 35,393

Shareholders’ Equity $ 242,427

Minority interests 781

Total Assets $ 645,804 Total Liabilities And Equity $ 645,804

Source: Company filings

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Valuation Analysis

William Blair & Company®

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Summary of Transaction

William Blair & Company®

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Summary of Transaction

Transaction Valuation Summary

MELODY Transaction Value

($ in millions except per share amounts)

Proposed Per Share Offer Price $ 3.15 (1)

Basic Share Count 22.5

Diluted Shares 0.7 (2)

Fully Diluted Share Count 23.2

Equity Value $ 72.9

Estimated values at September 30, 2011

Debt 203.5

Cash 29.6

Enterprise Value $ 246.8

Summary of Valuation

($ in millions except per share amounts)

Current Share Price (5) $ 2.56

Proposed Per Share Offer Price $ 3.15

Premium to Current Share Price 23.0%

Enterprise Value $ 246.8

Enterprise Value / LTM Revenue (3) 0.89x

Enterprise Value / 2011E Revenue (4) 0.86x

Enterprise Value / 2012E Revenue (4) 0.81x

Enterprise Value / LTM EBITDA (3) 7.9x

Enterprise Value / 2011E EBITDA (4) 7.8x

Enterprise Value / 2012E EBITDA (4) 7.4x

Enterprise Value / LTM OCF (3) 16.3x

Enterprise Value / 2011E OCF (4) NM

Enterprise Value / 2012E OCF (4) NM

Proposed Per Share Offer Price $ 3.15

LTM P/E (3) 4.8x

2011E P/E (4) 5.1x

2012E P/E (4) 5.8x

Note: OCF is calculated as EBITDA less CapEx

(1) Merger consideration per share

(2) Calculated by using treasury method based on ‘in the money’ options in 20-F fillings for the year ended of December 31, 2010

(3) MELODY LTM results as of September 30, 2011

(4) Based on MELODY management projections

(5) As of January 8, 2012

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Selected Public Companies Analysis

William Blair & Company®

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Selected Public Companies Analysis

Selected Public Companies – Methodology

- Blair selected three groups of publicly-traded companies it deemed relevant to MELODY
- The following companies were selected

U.S. Listed Chinese Wireless Infrastructure Companies	U.S. Listed Non-Chinese Wireless Infrastructure Companies	U.S. Listed Chinese Growth Companies	
Cogo Group, Inc.	Alvarion Ltd.	China Gerui Advanced Materials	Jinpan International Ltd.
Telestone Technologies Corp.	Anaren Inc.	China Xiniya Fashion Limited	ShangPharma Corporation
	Aviat Networks, Inc	Country Style Cooking Restaurant Chain Co., Ltd.	Xueda Education Group
	Ceragon Networks Ltd.		Zuoan Fashion Limited
	Powerwave Technologies Inc		

- For these groups, Blair calculated the following multiples

- Total Enterprise Value / LTM Revenue
- Total Enterprise Value / LTM EBITDA
- Total Equity Value / LTM Earning
- Total Enterprise Value / LTM OCF

- Total Enterprise Value / 2011E Revenue
- Total Enterprise Value / 2011E EBITDA
- Total Equity Value / 2011E Earning
- Total Enterprise Value / 2011E OCF

- Total Enterprise Value / 2012E Revenue
- Total Enterprise Value / 2012E EBITDA
- Total Equity Value / 2012E Earning
- Total Enterprise Value / 2012E OCF

Note: No selected public company is identical or directly comparable to the Company

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Selected Public Companies Analysis

Indexed Stock Price Performance

Last Twelve Months

(indexed price)

130

110

90

70

50

30

10

Jan-11 May-11 Sep-11 Jan-12

MELODY (-17.9%)

U.S. Listed Chinese Wireless Infrastructure Companies (-73.2%)

U.S. Listed Non-Chinese Wireless Infrastructure Companies (-54.0%)

U.S. Listed Chinese Growth Companies (-47.3%)

S&P 500 (+0.6%)

Last Three Years

(indexed price)

700

600

500

400

300

200

100

0

Jan-09 Jan-10 Jan-11 Jan-12

MELODY (+71.8%)

U.S. Listed Chinese Wireless Infrastructure Companies (-11.3%)

U.S. Listed Non-Chinese Wireless Infrastructure Companies (-16.0%)

U.S. Listed Chinese Growth Companies (-40.3%) S&P 500 (+43.5%)

Source: Capital IQ Research Systems as of January 8, 2012

U.S. Listed Chinese Wireless Infrastructure Companies include: Cogo Group,Inc, Telestone Technologies Corp

U.S. Listed Non-Chinese Wireless Infrastructure Companies include: Alvarion Ltd, Anaren Inc., Aviat Networks, Inc., Ceragon Networks Ltd., Powerwave Technologies Inc.

U.S. Listed Chinese Growth Companies include: China Gerui Advanced Materials, China Xiniya Fashion Limited, Country Style Cooking Restaurant Chain Co.,

Ltd., Jinpan International Ltd., ShangPharma Corporation, Xueda Education Group, Zuoan Fashion Limited

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Selected Public Companies Analysis

Selected Companies — Valuation Multiples

LTM EV / Revenue

Median: 0.58x Multiple @ $3.15 per share

1.60x

1.20x

0.80x

0.40x 0.31x 0.24x1.23x 0.67x 0.49x 0.08x NM 1.04x 0.84x 0.84x 0.69x 0.39x 0.04x NM 0.89x

0.00x

TSTC COGO ANEN CRNT PWAV AVNW ALVR SHP CCSC JST CHOP XUE ZA XNY MELODY

2011E EV / Revenue

Median: 0.58x Multiple @ $3.15 per share

1.60x

1.20x

0.80x

0.40x 0.33x 0.23x 1.26x 0.59x 0.57x 0.08x NM 0.98x 0.77x 0.77x 0.63x 0.38x 0.04x NM 0.86x

0.00x

TSTC COGO ANEN CRNT PWAV AVNW ALVR SHP CCSC JST CHOP XUE ZA XNY MELODY

2012E EV / Revenue

Median: 0.51x Multiple @ $3.15 per share

1.60x

1.20x

0.80x

0.40x 0.25x 0.20x 1.18x 0.54x 0.52x 0.07x NM 0.79x 0.72x 0.55x 0.49x 0.30x 0.03x NM 0.81x

0.00x

TSTC COGO ANEN PWAV CRNT AVNW ALVR SHP JST CCSC CHOP XUE ZA XNY MELODY

U.S. Listed Chinese Wireless Infrastructure Companies

U.S. Listed Non-Chinese Wireless Infrastructure Companies

U.S. Listed Chinese Growth Companies

Data as of January 8, 2012

MELODY LTM results as of September 30, 2011 and based on MELODY management projections

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Selected Public Companies Analysis

Selected Companies — Valuation Multiples

LTM EV / EBITDA

Median: 4.9x Multiple @ $3.15 per share

28.0x

21.0x

14.0x

7.0x 3.3x 1.2x 16.5x 11.1x 6.5x 5.4x 1.2x 7.4x 5.6x 4.9x 3.6x 2.5x 0.2x NM 7.9x

0.0x

COGO TSTC CRNT PWAV ANEN AVNW ALVR CCSC JST SHP XUE CHOP ZA XNY MELODY

2011E EV / EBITDA

Median: 3.7x Multiple @ $3.15 per share

28.0x

21.0x

14.0x

7.0x 3.7x 1.4x 7.2x 3.7x 1.0x NM NM 9.2x 5.4x 5.3x 4.1x 2.2x 0.1x NM 7.8x

0.0x

COGO TSTC ANEN AVNW ALVR CRNT PWAV CCSC XUE JST SHP CHOP ZA XNY MELODY

2012E EV / EBITDA

Median: 4.1x Multiple @ $3.15 per share

28.0x

21.0x

14.0x

7.0x 5.6x 1.0x 24.7x 9.0x 5.9x 1.6x NM 5.6x 4.6x 3.6x 3.2x 1.6x 0.1x NM 7.4x

0.0x

COGO TSTC PWAV CRNT ANEN AVNW ALVR CCSC JST XUE SHP CHOP ZA XNY MELODY

U.S. Listed Chinese Wireless Infrastructure Companies

U.S. Listed Non-Chinese Wireless Infrastructure Companies

U.S. Listed Chinese Growth Companies

Data as of January 8, 2012

MELODY LTM results as of September 30, 2011 and based on MELODY management projections

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Selected Public Companies Analysis

Selected Companies — Valuation Multiples

LTM P/E

Median: 5.1x Multiple @ $3.15 per share

36.0x

27.0x

18.0x

9.0x 2.5x 1.6x 14.9x NM NM NM NM 33.1x 15.3x 9.0x 6.2x 4.1x 3.1x 3.0x 4.8x

0.0x

COGO TSTC ANEN AVNW ALVR CRNT PWAV CCSC XUE SHP JST CHOP XNY ZA MELODY

2011E P/E

Median: 4.8x Multiple @ $3.15 per share

36.0x

27.0x

18.0x

9.0x 2.6x 2.0x 19.5x NM NM NM NM 33.2x 30.7x 9.1x 6.3x 3.3x 3.3x 2.8x 5.1x

0.0x

COGO TSTC ANEN AVNW ALVR CRNT PWAV XUE CCSC SHP JST CHOP XNY ZA MELODY

2012E P/E

Median: 6.9x Multiple @ $3.15 per share

36.0x

27.0x

18.0x

9.0x 4.6x 1.8x 12.2x 12.1x 8.0x NM NM 24.8x 15.7x 7.8x 6.0x 3.6x 2.5x 2.5x 5.8x

0.0x

COGO TSTC CRNT ANEN AVNW PWAV ALVR XUE CCSC SHP JST XNY ZA CHOP MELODY

U.S. Listed Chinese Wireless Infrastructure Companies U.S. Listed Non-Chinese Wireless Infrastructure Companies U.S. Listed Chinese Growth Companies

Data as of January 8, 2012

MELODY LTM results as of September 30, 2011 and based on MELODY management projections

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Selected Public Companies Analysis

Summary — Selected Public Companies

Public Company Metrics

Enterprise Value / Revenue Median Mean Minimum Maximum Transaction (1)

LTM 0.58x 0.57x 0.04x 1.23x 0.89x

FY 2011E 0.58x 0.55x 0.04x 1.26x 0.86x

FY 2012E 0.51x 0.47x 0.03x 1.18x 0.81x

Enterprise Value / EBITDA Median Mean Minimum Maximum Transaction

LTM 4.9x 5.3x 0.2x 16.5x 7.9x

FY 2011E 3.7x 3.9x 0.1x 9.2x 7.8x

FY 2012E 4.1x 5.5x 0.1x 24.7x 7.4x

Price / Earnings Median Mean Minimum Maximum Transaction

LTM 5.1x 9.3x 1.6x 33.1x 4.8x

FY 2011E 4.8x 11.3x 2.0x 33.2x 5.1x

FY 2012E 6.9x 8.5x 1.8x 24.8x 5.8x

Enterprise Value / OCF (2) Median Mean Minimum Maximum Transaction

LTM 7.3x 11.8x 0.2x 62.6x 16.3x

FY 2011E 3.8x 3.6x 0.1x 9.3x NM

FY 2012E 9.0x 18.0x 0.2x 79.2x NM

(1) MELODY LTM results as of September 30, 2011 and based on MELODY management projections (2) Calculated as EBITDA less CapEx

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Selected M&A Transactions Analysis

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Selected M&A Transactions Analysis

Summary – Selected M&A Transactions

- William Blair reviewed selected Chinese publicly available transactions since January 1, 2005 to identify certain transactions that involved the acquisition of companies William Blair deemed relevant
- For this group, Blair calculated the following multiples:
  - Enterprise Value / LTM Revenue
  - Enterprise Value / LTM EBITDA
  - Enterprise Value / LTM OCF

($ in millions)

Announced	Target	Acquirer	Enterprise Value	EV / LTM (1) Revenue	EV / LTM EBITDA	EV / LTM OCF (2)
2/25/2010	Keda Communications Ltd	Brilliant Technology	$ 3.0	0.08x	10.0x	NM
3/12/2009	Delta Networks, Inc.	Delta Electronics Inc	60.1	0.17x	2.3x	3.4x
3/27/2007	Alpha Networks, Inc.	Wistron Corp.	335.6	0.51x	5.8x	8.1x
3/22/2006	CCT Tech International Ltd	Deutsche Bank	240.4	0.49x	6.4x	14.2x
2/4/2006	Premier Devices	Sirenza Microdevices Inc.	68.1	1.51x	9.8x	16.5x
11/9/2005	Cybertan Technology Inc.	Hon Hai Precision Industry Co., Ltd.	117.3	0.28x	3.2x	3.8x
			Mean	**0.51x**	**6.3x**	**9.2x**
			Median	**0.39x**	**6.1x**	**8.1x**
	MELODY @ $3.15 (3)		246.8	0.89x	7.9x	16.3x

Note: No selected precedent transaction is identical or directly comparable to the Proposed Transaction
(1) MELODY LTM results as of September 30, 2011
(2) Calculated as EBITDA less CapEx
(3) Merger consideration per share

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Selected M&A Transactions Analysis

Selected Transaction Summary

Selected Transaction Metrics

Enterprise Value / Revenue Median Mean Minimum Maximum Transaction(1)

LTM 0.39x 0.51x 0.08x 1.51x 0.89x

Enterprise Value / EBITDA Median Mean Minimum Maximum Transaction

LTM 6.1x 6.3x 2.3x 10.0x 7.9x

Enterprise Value / OCF (2) Median Mean Minimum Maximum Transaction

LTM 8.1x 9.2x 3.4x 16.5x 16.3x

(1) MELODY LTM results as of September 30, 2011 and based on MELODY management projections

(2) Calculated as EBITDA less CapEx

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Discounted Cash Flow Analysis

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Discounted Cash Flow Analysis

Discounted Cash Flow Analysis

($ in millions, except per share amounts)

Parameters

- Performed a discounted cash flow analysis of MELODY's standalone projected results to calculate the present value of MELODY based on its future earnings stream and corresponding cash flows
- Utilized MELODY management's projections for FY 2011E through FY 2016E
- Estimated the value of MELODY at the end of FY 2016E ("terminal value") utilizing multiples of projected FY 2016E EBITDA ranging from 5.0x to 7.0x
- A 11% to 15% discount rate range was selected based upon a weighted average cost of capital analysis of selected public companies and was used to calculate a present value of FY 2011E – FY 2016E cash flows and the terminal value as of November 30, 2011
- The aggregate present value of these items represents the enterprise value range. An equity value range was determined by deducting net debt at September 30, 2011
- A range of per share prices was determined by dividing the derived equity value by the total diluted shares outstanding at each respective value, including in-the-money options

Sensitivity Analysis

Total Equity Value

Discount	*2016 EBITDA Multiple*		
Rate	*5.0x*	*6.0x*	*7.0x*
11.0%	$ (153.7)	$ (129.3)	$ (104.9)
12.0%	(157.3)	(134.0)	(110.7)
13.0%	(160.7)	(138.5)	(116.2)
14.0%	(163.9)	(142.6)	(121.3)
15.0%	(166.9)	(146.5)	(126.2)

Equity Value Per Share

Discount	*2016 EBITDA Multiple*		
Rate	*5.0x*	*6.0x*	*7.0x*
11.0%	$ (6.83)	$ (5.75)	$ (4.66)
12.0%	(6.99)	(5.96)	(4.92)
13.0%	(7.14)	(6.15)	(5.16)
14.0%	(7.29)	(6.34)	(5.39)
15.0%	(7.42)	(6.51)	(5.61)

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Premiums Paid Analysis

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Preliminary Paid Analysis

Premiums Paid Analysis

Blair analyzed 736 transactions with public targets with 100% of target equity acquired with all cash and $25 million – $250 million in deal value since January 1, 2006

Blair compared the price of each transaction to the closing price of the target stock one day, one week, one month and 90 days prior to the announcement of the transaction

Blair then compared the range of premiums calculated from that universe to the premiums implied by the MELODY proposal

Metric

MELODY Price(1)

Implied Premium at $3.15/share (2)

Premiums Paid Data Percentile

10th 20th 30th 40th 50th 60th 70th 80th 90th

One Day Prior

$ 2.56 23.0% 2.9% 9.5% 16.1% 21.9% 29.3% 35.7% 45.2% 62.3% 99.4%

One Week Prior

$ 2.72 15.9% 3.8% 11.3% 19.1% 26.4% 34.1% 40.2% 51.7% 66.8% 100.4%

One Month Prior

$ 2.01 56.7% 4.7% 14.7% 22.7% 30.3% 36.9% 44.5% 55.4% 72.1% 101.4%

90 Days Prior

$ 2.25 40.0% 3.0% 18.1% 25.4% 35.7% 43.6% 53.3% 66.7% 84.0% 142.2%

(1) As of November 14, 2011

(2) Merger consideration per share

Indicates MELODY’s implied premium at $3.15 per share

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Appendix

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Supporting Financial Schedules

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Supporting Financial Schedules

Calculation of Weighted Average Cost of Capital

WACC analysis using selected public companies yields a range of 11% – 15%

Unlevered Beta Calculation

Levered Mkt Value Debt/Mkt Debt/Total Unlevered

Company Beta Debt of Equity Equity Capital Beta

China Gerui Advanced Materials Group Ltd. 1.199 $ 216.2 $ 204.7 105.6% 43.8% 0.67

China Xiniya Fashion Limited 1.029 - 103.2 0.0% 0.0% 1.03

Country Style Cooking Restaurant Chain Co. 1.651 - 225.3 0.0% 0.0% 1.65

Jinpan International Ltd. 1.090 28.5 147.7 19.3% 14.0% 0.95

ShangPharma Corporation 0.904 - 171.7 0.0% 0.0% 0.90

Xueda Education Group 0.762 - 318.3 0.0% 0.0% 0.76

Zuoan Fashion Limited 0.912 10.0 119.3 8.4% 6.3% 0.86

Cogo Group, Inc. 1.343 133.6 61.7 216.4% 32.6% 0.51

Telestone Technologies Corp. 2.517 13.2 54.8 24.0% 9.1% 2.13

Alvarion Ltd. 1.259 - 65.6 0.0% 0.0% 1.26

Anaren Inc. 1.105 20.0 238.6 8.4% 9.1% 1.04

Aviat Networks, Inc. 1.512 14.3 107.1 13.3% 7.6% 1.37

Ceragon Networks Ltd. 1.371 32.3 286.0 11.3% 16.6% 1.26

Powerwave Technologies Inc. 1.419 262.1 70.0 374.3% 96.6% 0.37

Median 1.23 $ 13.7 $ 133.5 9.8% 8.3% 0.99

Mean 1.29 52.2 155.3 55.8% 16.8% 1.06

High 2.52 262.1 318.3 374.3% 96.6% 2.13

Low 0.76 - 54.8 0.0% 0.0% 0.37

Cost of Equity Capital Calculation (a)

Debt/ Debt/ Unleveraged Levering Levered Cost of

Capital Equity Beta (a) Factor Beta (b) Equity (c)

45.6% 83.7% 0.99 1.63 1.61 24.5%

50.6% 102.2% 0.99 1.77 1.75 24.8%

55.6% 125.0% 0.99 1.94 1.92 25.2%

60.6% 153.5% 0.99 2.15 2.13 25.6%

65.6% 190.3% 0.99 2.43 2.40 26.1%

70.6% 239.6% 0.99 2.80 2.77 26.9%

75.6% 309.0% 0.99 3.32 3.29 27.9%

Weighted Average Cost of Capital Calculation (b)

Pre-tax Cost of Debt 6.10% 6.35% 6.60% 6.85% 7.10% 7.35%

After-tax Cost of Debt 4.58% 4.76% 4.95% 5.14% 5.33% 5.51%

45.6% 15.44% 15.53% 15.62% 15.70% 15.79% 15.87%

50.6% 14.58% 14.68% 14.77% 14.87% 14.96% 15.06%

55.6% 13.72% 13.83% 13.93% 14.03% 14.14% 14.24%

60.6% 12.86% 12.97% 13.09% 13.20% 13.31% 13.43%

65.6% 12.00% 12.12% 12.24% 12.37% 12.49% 12.61%

70.6% 11.14% 11.27% 11.40% 11.53% 11.67% 11.80%

75.6% 10.27% 10.42% 10.56% 10.70% 10.84% 10.98%

(a) Cost of Equity = Risk free rate + (Beta * Market risk premium) + Size Premium.

(b) WACC = (Debt/(Debt + Equity))(Cost of debt)(1-tax rate) + (Equity/(Debt + Equity))(Cost of Equity)

(c) As reported by Bloomberg as of December 8, 2011.

(d) As reported by Ibbotson as of 2011.

(e) As reported by Bloomberg as of December 8, 2011.

Assumptions

Tax Rate 25.0%

Risk-free rate (c) 2.0%

Market Risk Premium (d) 2.0%

Size Premium (d) 6.3%

Country Risk Premium (e) 13.0%

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